 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-283035
Prospectus Supplement
(To Prospectus dated November 6, 2024)
$1,500,000,000
QUALCOMM Incorporated
$500,000,000 4.500% Notes due 2030
$400,000,000 4.750% Notes due 2032
$600,000,000 5.000% Notes due 2035

We are offering $500,000,000 in aggregate principal amount of our 4.500% Notes due 2030 (the “2030 Notes”), $400,000,000 in aggregate principal amount of our 4.750% Notes due 2032 (the “2032 Notes”) and $600,000,000 in aggregate principal amount of our 5.000% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes and the 2032 Notes, the “notes”). The 2030 Notes will bear interest at the rate of 4.500% per year, the 2032 Notes will bear interest at the rate of 4.750% per year and the 2035 Notes will bear interest at the rate of 5.000% per year. Interest on the notes will be payable semiannually on May 20 and November 20 of each year, beginning on November 20, 2025. The 2030 Notes will mature on May 20, 2030, the 2032 Notes will mature on May 20, 2032 and the 2035 Notes will mature on May 20, 2035.
At our option, we may redeem some or all of the notes of each series at the applicable redemption prices described under “Description of Notes — Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.
The notes will be our senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes of any series on any exchange.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Price to public(1)	Underwriting discounts	Proceeds to us (before expenses)(1)
Per 2030 Note	99.960%	0.250%	99.710%
Total	$499,800,000	$1,250,000	$498,550,000
Per 2032 Note	99.407%	0.300%	99.107%
Total	$397,628,000	$1,200,000	$396,428,000
Per 2035 Note	99.047%	0.400%	98.647%
Total	$594,282,000	$2,400,000	$591,882,000
Total	$1,491,710,000	$4,850,000	$1,486,860,000

(1)
Plus accrued interest, if any, from May 21, 2025.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the notes is expected to be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment on or about May 21, 2025.

Joint Book-Running Managers
J.P. Morgan	BofA Securities	Barclays
Goldman Sachs & Co. LLC	Morgan Stanley
BNP PARIBAS	Citigroup	Credit Agricole CIB	Deutsche Bank Securities
Loop Capital Markets	Mizuho	SMBC Nikko	TD Securities	US Bancorp
Co-Managers
Academy Securities	Blaylock Van, LLC	Telsey Advisory Group
Prospectus Supplement dated May 19, 2025

Prospectus Supplement
Prospectus
The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying base prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting — Sales Outside the United States.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and certain other matters. The second part, the accompanying base prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.
We are only responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. No offer of these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus” is accurate as of any date other than the date on the front of this prospectus supplement or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus, as well as the documents incorporated by reference in this prospectus and any applicable “free writing prospectus” before making an investment decision.
References in this prospectus to “the Company,” “Qualcomm,” “we,” “our” and “us” or other similar terms mean QUALCOMM Incorporated and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “would” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference. Additionally, statements concerning future matters such as our future business, prospects, results of operations or financial condition; research and development or technology investments; new or enhanced products, services or technologies; emerging industries or business models; design wins or product launches; industry, market or technology trends, dynamics or transitions; our expectations regarding future demand or supply conditions; strategic investments or acquisitions, and the anticipated timing or benefits thereof; legal or regulatory matters, including the expected impacts of pending tax or other regulatory changes; U.S./China trade or national security tensions; vertical integration by our customers; competition; annual effective tax rates and other statements regarding matters that are not historical are also forward-looking statements.
Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks we face, which are more fully described under “Risk Factors” in this prospectus and in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, which is incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier handset devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities.
Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus supplement. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information” in this prospectus supplement.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended September 29, 2024, as updated by our Quarterly Reports on Form 10-Q for the quarters ended December 29, 2024 and March 30, 2025 and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the notes is appropriate for you.
The Company
We are a global technology leader, helping to bring intelligent computing everywhere through the development and commercialization of foundational technologies, including 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless connectivity, high-performance and low-power computing and on-device artificial intelligence. Our technologies and products have helped power the growth in smartphones and other connected devices. We are scaling our innovations across industries and applications beyond mobile handsets, driving digital transformation with our ecosystem partners in areas including automotive and the internet of things (IoT). In automotive, our Snapdragon® Digital Chassis™ platforms, including connectivity, digital cockpit and advanced driver assistance and automated driving, are helping to connect the car to its environment and the cloud, creating unique in-cabin experiences and enabling a comprehensive assisted and automated driving solution. In IoT, our inventions have helped power growth in industries and applications such as consumer (including personal computers, tablets, voice and music and extended reality), edge networking (including mobile broadband and wireless access points) and industrial (including handhelds, retail, tracking and logistics and utilities). We derive revenues principally from sales of integrated circuit products, including our Snapdragon® family of highly integrated, system-based solutions, and licensing of our intellectual property, including patents and other rights.
We conduct business primarily through our QCT (Qualcomm CDMA Technologies) semiconductor business and our QTL (Qualcomm Technology Licensing) licensing business. QUALCOMM Incorporated includes QTL and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of QUALCOMM Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including QCT. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patents are licensed by QUALCOMM Incorporated.
Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121.

The Offering
The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying base prospectus contain a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our” and “us” refer only to QUALCOMM Incorporated and not to its consolidated subsidiaries.
Issuer
QUALCOMM Incorporated.
Securities Offered
$500,000,000 in aggregate principal amount of 4.500% Notes due 2030 (the “2030 Notes”).
$400,000,000 in aggregate principal amount of 4.750% Notes due 2032 (the “2032 Notes”).
$600,000,000 in aggregate principal amount of 5.000% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes and the 2032 Notes, the “notes”).
Original Issue Date
May 21, 2025.
Maturity Date
May 20, 2030 for the 2030 Notes.
May 20, 2032 for the 2032 Notes.
May 20, 2035 for the 2035 Notes.
Interest Rate
4.500% per annum for the 2030 Notes.
4.750% per annum for the 2032 Notes.
5.000% per annum for the 2035 Notes.
Interest Payment Dates
Interest on the notes will be payable semiannually on May 20 and November 20 of each year, beginning on November 20, 2025.
Ranking
The notes will be our general senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. The notes will be effectively subordinated to any secured debt we incur in the future and will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries.
Use of Proceeds
We estimate that the net proceeds of this offering, after deducting underwriting discounts and our offering expenses, will be approximately $1.484 billion. We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement for more information.
Optional Redemption
At our option, we may redeem some or all of the notes of each series at the applicable redemption prices described under “Description of Notes — Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.
Further Issuances
We may, without the consent of the holders, issue in the future additional notes of any series under the indenture with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same

CUSIP number as the notes of that series offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes of any series are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Listing and Trading
Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes of any series on any exchange. The underwriters have advised us that they currently intend to make a market in each series of notes, but they are not obligated to do so and may, in their sole discretion, discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information.
Global Notes; Book-Entry System
Each series of notes will be represented by one or more global notes. The global notes will be deposited with the trustee, as custodian for DTC.
Ownership of beneficial interests in the global notes will be shown on, and transfers of such interests will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants, including the depositaries for Clearstream or Euroclear.
The notes of each series will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. See “Description of Notes — Global Notes, Book-Entry Form” in this prospectus supplement for more information.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Material U.S. Federal Income and Estate Tax Considerations
For material U.S. federal income tax consequences of the investment in the notes, see “Material U.S. Federal Income and Estate Tax Considerations” in this prospectus supplement for more information.
Trustee, Registrar and Paying Agent
U.S. Bank Trust Company, National Association.
Risk Factors
Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.

RISK FACTORS
Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein.
Risks Related to the Notes
The notes will be effectively junior to any secured indebtedness that we may incur in the future.
The notes will be our senior unsecured obligations and will rank equally with all of our other senior indebtedness that is outstanding from time to time. The notes will be effectively subordinated, however, to any secured debt we incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. Although the indenture governing the notes will contain certain limitations on our ability to incur secured indebtedness, it will nevertheless permit us to incur a significant amount of secured indebtedness, and the notes will be effectively junior to this secured indebtedness to the extent of the realized value of the assets securing such debt.
In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that are deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing circumstances, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.
We may incur additional indebtedness ranking equal to the notes.
The indenture governing the notes does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities ranking equal to the notes, paying dividends or issuing securities or repurchasing securities issued by us or any of our subsidiaries. The incurrence of additional indebtedness could adversely affect our ability to pay our obligations on the notes. We anticipate that from time-to-time we may incur additional indebtedness in the future.
If we incur additional indebtedness that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to you.
In addition, the limitation on liens covenant applicable to the notes contains exceptions for specified “permitted liens” that would allow us and our subsidiaries to borrow substantial additional amounts and to grant liens or security interests with respect to our assets in connection with those borrowings. In light of these exceptions, holders of the notes may be structurally subordinated to new lenders.
The notes will be effectively junior to any indebtedness and other liabilities of our subsidiaries.
The notes will be general senior unsecured obligations of QUALCOMM Incorporated. A significant portion of our assets consists of direct and indirect ownership interests in, and a significant portion of our business is conducted through, our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment. As a consequence, our indebtedness, including the notes, will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise.
The notes do not have established trading markets, which may negatively affect their market value and your ability to transfer or sell your notes.
Each series of notes is a new issue of notes with no established trading market. We do not intend to apply to list the notes of any series on any securities exchange. Active trading markets for the notes may never develop or, even if they develop, may not last, in which case the trading prices of the notes could be adversely affected and your ability to transfer your notes will be limited. If active trading markets do develop, the notes may trade at prices lower than the respective offering prices. The trading prices of the notes will depend on many factors, including:
•
prevailing interest rates;

•
the market for similar securities;

•
general economic and financial market conditions;

•
ratings on our debt securities assigned by rating agencies;

•
the time remaining until maturity of the notes;

•
our issuance of debt or preferred equity securities; and

•
our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make markets in the notes, but they are not obligated to do so and may discontinue market-making in the notes at any time without notice.
Ratings of the notes may change and affect the market prices and marketability of the notes.
Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.
There are risks associated with our debt.
Our outstanding debt and any additional debt we incur, including the notes, may have negative consequences on our business, including, among others:
•
requiring us to use cash to pay the principal of and interest on our debt, thereby reducing the amount of cash flow available for other purposes;

•
limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, stock repurchases, dividends, general corporate or other purposes; and

•
limiting our flexibility in planning for, or reacting to, changes in our business, industries or the market.

As of March 30, 2025, our outstanding indebtedness was approximately $14.6 billion. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which is subject to economic and political conditions, industry cycles and financial, business and other factors, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to, among other things: refinance or restructure all or a portion of our indebtedness; reduce or delay planned capital or operating expenditures; reduce, suspend or eliminate our dividend payments; or sell selected assets. Such measures might not be sufficient to enable us to service our debt. In addition, any such refinancing, restructuring or sale of assets might not be available on economically favorable terms or at all, and if prevailing interest rates at the time of any such refinancing or restructuring are higher than our current rates, interest expense related to such refinancing or restructuring would increase. Further, if there are adverse changes in the ratings assigned to our debt securities by credit rating agencies, our borrowing costs, our ability to access debt in the future and the terms of such debt could be adversely affected.
Optional redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity. We may redeem these notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.
* * *
The risks described in this prospectus supplement are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2025 and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $1.484 billion from the sale of the notes to the underwriters, after deducting underwriting discounts and other offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes.
We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of March 30, 2025:
•
on an actual basis;

•
on an as adjusted basis, giving effect to the use of cash and cash equivalents to repay at maturity the fixed-rate 3.450% notes due May 20, 2025; and

•
on an as further adjusted basis, giving effect to the issuance and sale of the notes offered hereby.

The following information is qualified in its entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with the information under “Risk Factors” and “Use of Proceeds” in this prospectus supplement.
	As of March 30, 2025*
	Actual	As adjusted	As further adjusted
	(in millions) (unaudited)
Cash, cash equivalents and marketable securities	$13,846	$12,481	$13,965
Debt:
Short-term debt
Commercial paper	—	—	—
Fixed-rate 3.450% notes due 2025(1)	1,365	—	—
Long-term debt(1)(2)	13,258	13,258	13,258
Notes offered hereby(3):
4.500% Notes due 2030	—	—	498
4.750% Notes due 2032	—	—	396
5.000% Notes due 2035	—	—	591
Total debt	14,623	13,258	14,743
Total stockholders’ equity	27,728	27,728	27,728
Total capitalization	$42,351	$40,986	$42,471

*
Certain amounts in the table may not add up due to rounding.

(1)
Amounts are net of unamortized discounts, including debt issuance costs, and hedge accounting adjustments (as applicable).

(2)
Represents Qualcomm’s fixed-rate 3.250% notes due 2027, fixed-rate 1.300% notes due 2028, fixed-rate 2.150% notes due 2030, fixed-rate 1.650% notes due 2032, fixed-rate 4.250% notes due 2032, fixed-rate 5.400% notes due 2033, fixed-rate 4.650% notes due 2035, fixed-rate 4.800% notes due 2045, fixed-rate 4.300% notes due 2047, fixed-rate 3.250% notes due 2050, fixed-rate 4.500% notes due 2052 and fixed-rate 6.000% notes due 2053.

(3)
Represents the aggregate principal amount of the notes being offered, net of discounts and debt issuance costs.

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in the following summary under the subheading “— Certain Definitions.” For purposes of this description of notes, references to “Qualcomm,” “we,” “our,” “ours,” “us” and the “Company” refer only to QUALCOMM Incorporated and not to any of its subsidiaries.
Qualcomm will issue the notes under an indenture between itself and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the indenture and the notes. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as a holder of the notes. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information” in this prospectus supplement. A copy of the indenture will be available upon request to Qualcomm.
The following descriptions of the particular terms of the notes supplement the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the accompanying base prospectus.
General
The 2030 Notes will bear interest at the rate of 4.500% per year, the 2032 Notes will bear interest at the rate of 4.750% per year and the 2035 Notes will bear interest at the rate of 5.000% per year.
Interest on the notes will be payable semiannually on May 20 and November 20 of each year, beginning on November 20, 2025. The 2030 Notes will mature on May 20, 2030, the 2032 Notes will mature on May 20, 2032 and the 2035 Notes will mature on May 20, 2035.
The notes will be our general senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. The notes will be effectively subordinated to any secured debt we incur in the future and will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries.
The notes of each series will be issued in registered form without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.
We use the term “note” in this prospectus supplement to refer to each $1,000 principal amount of note.
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. Significant portions of our operations are conducted through our subsidiaries, and therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes.
We will initially issue $500,000,000 in aggregate principal amount of our 2030 Notes, $400,000,000 in aggregate principal amount of our 2032 Notes and $600,000,000 in aggregate principal amount of our 2035 Notes.
We may, without the consent of the holders, issue additional notes of any series under the indenture in the future with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes of that series offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Under the indenture, each series of notes and any additional notes of such series we may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.
We may also from time to time repurchase the notes of any series, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable laws without prior notice to holders.
The registered holder of a note will be treated as the owner of it for all purposes.
Other than the restrictions described under “— Certain Covenants” below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders. See “Risk Factors — Risks Related to the Notes.”
Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes of any series on any exchange.
Payments on the Notes; Paying Agent and Registrar
We have initially designated U.S. Bank Trust Company, National Association as our paying agent, registrar and transfer agent where notes may be presented for payment. We may, however, change the paying agent or registrar without prior notice to the holders of the notes but with prior written notice to the trustee, and we may act as paying agent or registrar. If we issue notes in definitive form, interest on such notes will be payable (i) to holders holding an aggregate principal amount of notes of $1.0 million or less, by check mailed to the holders of those notes and (ii) to holders holding an aggregate principal amount of notes of more than $1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
We will pay the principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.
Transfer and Exchange
A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and/or the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
Interest
The 2030 Notes will bear interest at the rate of 4.500% per year, the 2032 Notes will bear interest at the rate of 4.750% per year and the 2035 Notes will bear interest at the rate of 5.000% per year.
Interest on each series of notes will be payable semiannually on May 20 and November 20 of each year, beginning on November 20, 2025. We will make each interest payment to the holders of record on the immediately preceding May 1 or November 1, respectively.
Interest on each series of notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest on each series of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term business day means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.
Ranking
The notes will be our general senior unsecured obligations and will rank in right of payment equally with our other senior debt from time to time outstanding and senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to any secured debt that we may incur in the future to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets, and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding. See “Risk Factors — Risks Related to the Notes — The notes will be effectively junior to any secured indebtedness that we may incur in the future.”
The notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our existing and future subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary. See “Risk Factors — Risks Related to the Notes — The notes will be effectively junior to any indebtedness and other liabilities of our subsidiaries.”
Optional Redemption
Prior to the applicable Par Call Date (as defined below), we may redeem the notes of each series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 10 basis points in the case of the 2030 Notes, 10 basis points in the case of the 2032 Notes and 15 basis points in the case of the 2035 Notes, less (b) interest accrued to the date of redemption; and

(2)
100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the applicable Par Call Date, we may redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Par Call Date” means, with respect to the 2030 Notes, April 20, 2030 (one month prior to the maturity date of the 2030 Notes), with respect to the 2032 Notes, March 20, 2032 (two months prior to the maturity of the 2032 Notes) and with respect to the 2035 Notes, February 20, 2035 (three months prior to the maturity of the 2035 Notes).
“Treasury Rate” means, with respect to any redemption date for any notes of a series, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed with a copy to the Trustee.
Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as any of all such conditions shall be satisfied.
In the case of a partial redemption of a series of notes, selection of the notes of such series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note of a series is to be redeemed in part only, the notice of redemption that relates to the note of such series will state the portion of the principal amount of the note of such series to be redeemed. A new note of such series in a principal amount equal to the unredeemed portion of the note of such series will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on and after the redemption date of notes of a series, interest will cease to accrue on such notes or any portions thereof called for redemption.
No Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.

Certain Covenants
The indenture will contain covenants including, among others, the following:
Limitation on Liens
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness (the “Initial Lien”) on any Principal Property, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may, without equally and ratably securing the applicable series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 25% of Consolidated Net Worth calculated as of the Issue Date.
Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person that is not an affiliate of the Company of the property or assets secured by such Initial Lien.
See “— Certain Definitions” below for the definitions of capitalized terms used herein.
Limitation on Sale/Leaseback Transactions
The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:
(1)
the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale/Leaseback Transactions without equally and ratably securing the notes of such series pursuant to the first paragraph of “— Limitation on Liens” above;

(2)
the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of another Principal Property or to the repayment of any series of notes or Indebtedness of the Company that ranks equally with the notes or any Indebtedness of one or more Restricted Subsidiaries; provided that in lieu of applying such amount to such retirement, we may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to us;

(3)
such transaction was entered into prior to the Issue Date;

(4)
such transaction involves a lease for not more than three years (or which may be terminated by the Company or a Restricted Subsidiary within a period of not more than three years); or

(5)
such Sale/Leaseback Transaction with respect to any Principal Property was between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale/ Leaseback Transactions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the closing date of the Sale/Leaseback Transaction and (ii) 25% of Consolidated Net Worth calculated as of the Issue Date.
See “— Certain Definitions” below for the definitions of capitalized terms used herein.

Consolidation, Merger and Sale of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another Person, unless (i) the resulting, surviving or transferee Person, if not the Company, is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee Person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the notes and the indenture; and (iv) the Company or the successor Person have delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Compliance with the covenants and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.
See “— Certain Definitions” below for the definitions of capitalized terms used herein.
Events of Default
An “Event of Default” with respect to a series of notes is defined in the indenture as:
(1)
default in any payment of interest on any note of such series when due and payable and the default continues for a period of 30 days;

(2)
default in the payment of principal of any note of such series when due and payable at its stated maturity, upon acceleration or otherwise;

(3)
failure by us to comply with our obligations under “— Certain Covenants — Consolidation, Merger and Sale of Assets;”

(4)
failure by us for 60 days after written notice from the trustee or from the holders of at least 25% in principal amount of the notes of such series then outstanding has been received to comply with any of our other agreements contained in the notes or indenture; or

(5)
certain events of bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes of such series (the “bankruptcy provisions”).

An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default (other than an Event of Default arising out of the bankruptcy provisions) occurs and is continuing with respect to a series of notes, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes of such series by written notice to us and the trustee may declare 100% of the principal of and accrued and unpaid interest on all such notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. Upon an Event of Default arising out of the bankruptcy provisions, however, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of notes so declared due and payable.
The holders of a majority in aggregate principal amount of the outstanding notes of a series may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to such notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default on such series, other than the nonpayment of the principal of and interest on such notes that have become due solely by such declaration of acceleration, have been cured or waived.

If an Event of Default occurs and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes of such series unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no such holder may pursue any remedy with respect to the indenture or such notes unless:
(1)
such holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the outstanding notes of such series have requested the trustee in writing to pursue the remedy;

(3)
such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in aggregate principal amount of the outstanding notes of such series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that, in the event an Event of Default has occurred and is continuing with respect to the notes of a series, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes of that series or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
The indenture provides that if a default occurs and is continuing with respect to a series of notes and is actually known to a responsible officer of the trustee, the trustee must send to each holder of notes of such series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders of the notes of such series. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Modification and Amendment
Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of outstanding notes of any series and affected by such modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:
(1)
make any change to the percentage of principal amount of the notes the holders of which must consent to an amendment;

(2)
reduce the principal amount of, premium, or interest on, or extend the stated maturity or interest payment periods, of the notes (including the impairment of the right of any holder of any notes to receive payment of principal of and interest on such holder’s notes);

(3)
make any note payable in money or securities other than as stated in the note;

(4)
make any change that adversely affects such holder’s right to require us to purchase a note, if any;

(5)
impair the right to institute suit for the enforcement of any payment with respect to the notes;

(6)
change the provisions applicable to the redemption of the notes;

(7)
contractually subordinate the notes;

(8)
except as otherwise provided under the indenture, release any security or guarantee that may have been granted with respect to the notes; or

(9)
waive a default in payment of principal of, premium, if any, or interest on the notes of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture:
(1)
to evidence the succession of another Person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the notes;

(2)
to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes as our board of directors will consider to be for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of the notes to waive such default);

(3)
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any note that may be defective or inconsistent with any other provision contained therein;

(4)
to conform any provision in the indenture to this “Description of Notes;”

(5)
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of any series of the notes;

(6)
to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(7)
to add guarantees with respect to the notes or to secure the notes;

(8)
to add to, change or eliminate any of the provisions of the indenture with respect to the notes, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to such provision or (b) become effective only when there is no such note outstanding;

(9)
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

(10)
to make any change that does not adversely affect the rights of any holder in any material respect.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. The failure to give such notice to all the holders, or any defect in the notice, however, will not impair or affect the validity of the amendment.
Satisfaction and Discharge of the Indenture
The indenture will generally cease to be of any further effect with respect to a series of the notes if (a) we have delivered to the trustee for cancellation all notes of such series (with certain limited exceptions) or (b) all notes of such series not theretofore delivered to the trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
Defeasance
We may terminate at any time all our obligations with respect to the notes and the indenture (“legal defeasance”), except for certain obligations, including, among others, those in respect of the defeasance trust and obligations to register the transfer or exchange of the notes of such series, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes of such series. We may also terminate at any time our obligations with respect to the notes under the covenants described under “— Certain Covenants,” and the operation of certain Events of Default (“covenant defeasance”). We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
If we exercise our legal defeasance option with respect to the notes of any series, payment of the notes of such series may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to the notes of any series, payment of the notes of such series may not be accelerated because of an Event of Default specified in clause (3) or clause (4) under “— Events of Default” (with respect to the covenants described under “— Certain Covenants”).
The legal defeasance option or the covenant defeasance option with respect to the notes of any series may be exercised only if:
(1)
we irrevocably deposit in trust with the trustee cash or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the notes of such series to maturity;

(2)
such defeasance or covenant defeasance does not constitute a default under the indenture or any other material agreement or instrument binding us;

(3)
in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel in the United States stating that:

(a)
we have received from the U.S. Internal Revenue Service (the “IRS”) a letter ruling, or there has been published by the IRS a Revenue Ruling, or

(b)
since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(4)
in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel in the United States to the effect that the beneficial owners of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(5)
we deliver to the trustee an opinion of counsel to the effect that, after the 91st day after the date of deposit, all money and U.S. Government obligations (or other property as may be provided pursuant to the terms of the indenture) (including the proceeds thereof) deposited or caused to be deposited with the trustee to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith; and

(6)
we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of such series have been complied with as required by the indenture.

If we defease our obligations under the indenture, we will be released from its obligations in the provisions described under “— Certain Covenants.”
Reports
So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations as applicable to us and (ii) furnish to the trustee and the holders of the notes within 30 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended), copies of our annual report and certain information, documents and other reports that are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended; provided that, with respect to current reports that would be required to be filed with the SEC on Form 8-K, only such reports that would be required to be filed pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairments), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02 (b) (Removal of Management) or 5.02(c) (Appointment of Management) shall be provided to the trustee and the holders of the notes; provided, however, that no such report shall be required to be furnished if we determine in our good faith judgment that the event to be disclosed in such report is not material to the holders of the notes or the business, assets, operations, financial position or prospects of us or our Restricted Subsidiaries taken as a whole. We shall not be required to file any report or other information with the SEC if the SEC does not require such filing or information, although such reports may be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.
Global Notes, Book-Entry Form
Except as set forth below, notes will be issued in registered, global form, without interest coupons (the “Global Notes”). Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.
The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the

limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the Participants) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the Indirect Participants). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded in the accounts of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1)
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the trustee or any agent of ours or of the trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of the accounts of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, cross- market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note of any series is exchangeable for Certificated Notes of such series in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof only if:
(1)
DTC notifies us that it is unwilling or unable to continue as depositary for such Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act, and in either case, we fail to appoint a successor depositary within 90 days after the date of such notice from DTC;

(2)
we, at our option and subject to the procedures of DTC, notify the trustee in writing that we elect to cause the issuance of Certificated Notes for such series; or

(3)
an Event of Default has occurred and is continuing with respect to the notes of the applicable series.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same-Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes (i) to holders having an aggregate principal amount of $1.0 million or less, by check mailed to such holder’s registered address or (ii) to holders having an aggregate principal amount of more than $1.0 million, by check mailed to such holder’s registered address or, upon application by a holder to the registrar not later than the relevant record date or in the case of payments of principal or premium, if any, not later than 15 days prior to the principal payment date, by wire transfer in immediately available funds to that holder’s account within the United States (subject to surrender of the Certificated Note in the case of payments of principal or premium), which application shall remain in effect until the holder notifies the registrar to the contrary in writing. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities’ settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date with DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date with DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Information Concerning the Trustee
We have appointed U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as the trustee under the indenture and as paying agent, registrar and transfer agent. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.
Governing Law
The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Aggregate Debt” means the sum of the following as of the date of determination: (1) the aggregate principal amount of our and our Restricted Subsidiaries’ Indebtedness incurred after the Issue Date and secured by Liens not permitted by the first paragraph under “— Certain Covenants — Limitation on Liens” above and (2) our and our Restricted Subsidiaries’ Attributable Liens in respect of Sale/Leaseback Transactions entered into after the Issue Date pursuant to the second paragraph of “— Certain Covenants — Limitation on Sale/Leaseback Transactions” above.

“Attributable Liens” means in connection with a Sale/Leaseback Transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by our board of directors; and (2) the present value (discounted at a rate of 7.5% per annum compounded monthly) of the obligations of the lessee for rental payments during the term of the related lease.
“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.
“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Consolidated Net Worth” means, as of any date of determination, the Stockholder’s Equity of us and our Restricted Subsidiaries on that date.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Hedging Obligations” means:
(1)
interest rate swap agreements and other agreements designed to hedge or reduce the risk of interest rate fluctuations; and

(2)
agreements or arrangements designed to hedge or reduce the risk of fluctuations in currency exchange rates or commodity prices,

in each case, not entered into for speculative purposes.
“Indebtedness” means, with respect to any Person on any date of determination: the principal in respect of (A) indebtedness of such Person for money borrowed, including, without limitation, indebtedness for money borrowed evidenced by notes, debentures, bonds or other similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing any balance deferred and unpaid portion of the purchase price of any Principal Property (including pursuant to Capital Leases) and (B) all guarantees in respect of such indebtedness of another Person (it being understood, however, that indebtedness for money borrowed shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). For the avoidance of doubt, Hedging Obligations are not Indebtedness.
“Issue Date” means the date on which the notes are originally issued.
“Lien” means any mortgage or deed of trust, charge, pledge, lien, privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other similar encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
“Permitted Liens” means, with respect to any Person:
(1)
Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction;

(2)
Liens existing on the Issue Date;

(3)
Liens granted after the Issue Date in favor of the note holders of such series;

(4)
Liens on assets (including shares of Capital Stock) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)
(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on any Principal Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

(6)
pre-existing Liens on assets acquired after the Issue Date;

(7)
Liens in favor of us or one of our Restricted Subsidiaries;

(8)
Liens on any Principal Property in favor of the United States or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(9)
Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

(10)
Liens incurred to secure cash management services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(11)
Liens created to secure the notes and Liens in favor of the trustee granted in accordance with the indenture;

(12)
Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(13)
purported Liens evidenced by the filing of precautionary UCC financing statements; and

(14)
any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any property of the Company or any of its Restricted Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint- stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Principal Property” means our principal offices in San Diego, California, and each manufacturing and research and development facility (including associated office facilities) located within the territorial limits of the States of the United States of America owned by us or any of our Restricted Subsidiaries, except such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our Restricted Subsidiaries taken as a whole) not to be of material importance to the business of us and our Restricted Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary other than:
(1)
any Subsidiary primarily engaged in financing receivables or in the finance business; or

(2)
any Subsidiary that is not a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.
“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)
such Person;

(2)
such Person and one or more Subsidiaries of such Person; or

(3)
one or more Subsidiaries of such Person.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income and, in the case of non-U.S. Holders (as defined below), estate tax consequences, of the purchase, ownership and disposition of the notes as of the date hereof. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash pursuant to this offering at their initial offering price.
As used herein, a U.S. Holder means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The term non-U.S. Holder means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:
•
a dealer in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
a tax-exempt organization;

•
an insurance company;

•
a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•
a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle for U.S. federal income tax purposes;

•
a trader in securities that has elected the mark-to-market method of tax accounting for securities;

•
a person liable for alternative minimum tax;

•
a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

•
a U.S. Holder whose functional currency is not the U.S. dollar;

•
a controlled foreign corporation;

•
a passive foreign investment company; or

•
a U.S. expatriate.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and, in the case of a non-U.S. Holder, estate tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal gift tax or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.
If any entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.
If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.
Material Tax Consequences to U.S. Holders
The following is a summary of material U.S. federal income tax consequences that will apply to U.S. Holders of the notes.
Payments of Stated Interest.   Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Disposition of Notes.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be treated as interest income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for that note.
Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, redemption, retirement or other taxable disposition, you have held the note for more than one year. Capital gains of non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Material Tax Consequences to Non-U.S. Holders
The following is a summary of material U.S. federal income and estate tax consequences that will apply to non-U.S. Holders of the notes.
U.S. Federal Withholding Tax.   Subject to the discussion below regarding effectively connected income, FATCA (which is defined below in “— Additional Withholding Requirements”) and backup withholding, interest paid on a note to a non-U.S. Holder generally will not be subject to U.S. federal withholding tax under the portfolio interest exemption, provided that:
•
interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•
you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations; and

•
either (a) you provide your name and address on an applicable Internal Revenue Service (“IRS”) Form W-8 and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.
U.S. Federal Income Tax.   Subject to the discussion below regarding FATCA and backup withholding, any gain realized on the sale, exchange, redemption, retirement or other disposition of a note generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Proceeds from a disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.
If you are described in the first bullet point above, you will be subject to tax as described in “— Effectively Connected Income” below. If you are described in the second bullet point above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition of a note, which may be offset by certain U.S. source capital losses, even though you are not considered a resident of the United States.
Effectively Connected Income.   If interest or gain on the notes is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then you will be subject to U.S. federal income tax on that interest or gain on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “— U.S. Federal Withholding Tax” are satisfied) in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
U.S. Federal Estate Tax.   If you are a non-resident of the United States who was not a citizen of the United States at the time of death, in each case as determined for U.S. federal estate tax purposes, your estate generally will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the portfolio interest exemption described above under “— U.S. Federal Withholding Tax” without regard to the certification requirement described in the third bullet point of that section.
Information Reporting and Backup Withholding
U.S. Holders.   In general, information reporting requirements will apply to certain payments of interest and principal paid on the notes and to the proceeds of the sale, exchange, redemption, retirement or other disposition of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders.   Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. Holder described above in the third bullet point under “— U.S. Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such sections commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to any interest income paid on the notes and to payments of proceeds of sales or redemptions of the notes, although under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a non-financial foreign entity (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding each substantial United States owner (as specifically defined in the Code) of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA); plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, Similar Laws) including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign non-U.S. plans (as described in Section 4(b)(4) of ERISA); and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a Plan).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an ERISA Plan) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the Issuer, the underwriters or any guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that all of the conditions will be satisfied.

Therefore, each person that is considering acquiring or holding the notes in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the notes.
In light of the above, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a nonexempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representation
Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.
Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA or of applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:
Underwriter	2030 Notes	2032 Notes	2035 Notes
J.P. Morgan Securities LLC	$62,500,000	$50,000,000	$75,000,000
BofA Securities, Inc.	62,500,000	50,000,000	75,000,000
Barclays Capital Inc.	62,500,000	50,000,000	75,000,000
Goldman Sachs & Co. LLC	62,500,000	50,000,000	75,000,000
Morgan Stanley & Co. LLC	62,500,000	50,000,000	75,000,000
BNP Paribas Securities Corp.	20,000,000	16,000,000	24,000,000
Citigroup Global Markets Inc.	20,000,000	16,000,000	24,000,000
Credit Agricole Securities (USA) Inc.	20,000,000	16,000,000	24,000,000
Deutsche Bank Securities Inc.	20,000,000	16,000,000	24,000,000
Loop Capital Markets LLC	20,000,000	16,000,000	24,000,000
Mizuho Securities USA LLC	20,000,000	16,000,000	24,000,000
SMBC Nikko Securities America, Inc.	20,000,000	16,000,000	24,000,000
TD Securities (USA) LLC	20,000,000	16,000,000	24,000,000
U.S. Bancorp Investments, Inc.	20,000,000	16,000,000	24,000,000
Academy Securities, Inc.	2,500,000	2,000,000	3,000,000
Blaylock Van, LLC	2,500,000	2,000,000	3,000,000
Telsey Advisory Group LLC	2,500,000	2,000,000	3,000,000
Total	$500,000,000	$400,000,000	$600,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.
The underwriters propose to offer each series of notes directly to the public at the public offering prices described on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not to exceed 0.150% of the principal amount of the 2030 Notes, 0.180% of the principal amount of the 2032 Notes and 0.240% of the principal amount of the 2035 Notes.
The underwriters may allow, and dealers may reallow, a concession not to exceed 0.100% of the principal amount of the 2030 Notes, 0.100% of the principal amount of the 2032 Notes and 0.125% of the principal amount of the 2035 Notes on sales to other dealers. After the initial offering of the notes of each series, the underwriters may change the public offering prices and concessions.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following tables show the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Us
2030 Notes	0.250%
Total	$1,250,000
2032 Notes	0.300%
Total	$1,200,000
2035 Notes	0.400%
Total	$2,400,000
The expenses of the offering, not including underwriting discounts, are estimated to be approximately $3.1 million. The underwriters have agreed to reimburse us for certain of these expenses.
Extended Settlement
We expect that delivery of the notes will be made to investors on or about the second business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the delivery date of the notes should consult their advisors.
New Issue of Notes
There are currently no public trading markets for the notes of any series. We have not applied and do not intend to apply to list the notes of any series on any securities exchange. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, they are not obligated to do so and may, in their sole discretion, discontinue any market-making in the notes at any time without notice. Therefore, we cannot assure you that liquid trading markets for the notes of any series will develop, that you will be able to sell your notes of any series at a particular time or that the price you receive when you sell will be favorable.
Price Stabilization and Short Positions
In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If an underwriter creates a short position in the notes of a series in connection with the offering (i.e., if it sells more notes of that series than are on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes of that series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.
Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and/or their respective affiliates have provided, and may in the future provide, a variety of these services for us, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters and/or their affiliates act as lenders, documentation agents and/or arrangers under our amended and restated revolving credit agreement, for which such underwriters and/or their affiliates received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
Sales Outside the United States
Other than the U.S., to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Sales of notes in the U.S. by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

Bermuda
The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Canada
The notes may be sold only to Canadian purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes by Canadian purchasers must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a Canadian purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the Canadian purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to European Economic Area (“EEA”) Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi

Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

VALIDITY OF THE NOTES
Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and our website at http://www.qualcomm.com. The information contained on, or accessible through, our website is not deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering of the notes.
We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended September 29, 2024 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 23, 2025);

•
our Quarterly Reports on Form 10-Q for the quarters ended December 29, 2024 and March 30, 2025; and

•
our Current Reports on Form 8-K filed on October 9, 2024, December 12, 2024, March 20, 2025 and May 13, 2025.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: QUALCOMM Incorporated, attention Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714, telephone: (858) 587-1121, or you may visit our website at http://www.qualcomm.com for copies of any such documents. The information contained on, or accessible through, our website is not deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering of notes. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS
QUALCOMM Incorporated
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
The securities covered by this prospectus may be sold from time to time by QUALCOMM Incorporated or selling securityholders. We or selling securityholders may offer the securities for sale directly to purchasers or through underwriters, dealers or agents, on a continuous or delayed basis. When we or selling securityholders offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement or free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest in any of these securities.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “QCOM.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. In addition, selling securityholders may offer and sell the securities from time to time, together or separately. We will provide specific information about selling securityholders in one or more prospectus supplements. See “Plan of Distribution” on page 19. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement and any related free writing prospectus.
The date of this prospectus is November 6, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, we or selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we or selling securityholders may offer. Each time we or selling securityholders sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us or the selling securityholders for the securities, the net proceeds to us or the selling securityholders, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling securityholder has authorized, anyone else to provide you with different or additional information. No offer of securities is being made in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.
References in this prospectus to “securities” include any security that we or selling securityholders might sell under this prospectus or any prospectus supplement.
References in this prospectus to “the Company,” “Qualcomm,” “we,” “our” and “us” or other similar terms mean QUALCOMM Incorporated and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

ii

QUALCOMM INCORPORATED
We are a global technology leader, helping to bring intelligent computing everywhere through the development and commercialization of foundational technologies, including 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless connectivity, high-performance and low-power computing and on-device artificial intelligence. Our technologies and products have helped power the growth in smartphones and other connected devices. We are scaling our innovations across industries and applications beyond mobile handsets, driving digital transformation with our ecosystem partners in areas including automotive and the internet of things (IoT). In automotive, our Snapdragon® Digital Chassis™ platforms, including connectivity, digital cockpit and advanced driver assistance and automated driving, are helping to connect the car to its environment and the cloud, creating unique in-cabin experiences and enabling a comprehensive assisted and automated driving solution. In IoT, our inventions have helped power growth in industries and applications such as consumer (including personal computers, tablets, voice and music and extended reality), edge networking (including mobile broadband and wireless access points) and industrial (including handhelds, retail, tracking and logistics and utilities). We derive revenues principally from sales of integrated circuit products, including our Snapdragon® family of highly integrated, system-based solutions, and licensing of our intellectual property, including patents and other rights.
We conduct business primarily through our QCT (Qualcomm CDMA Technologies) semiconductor business and our QTL (Qualcomm Technology Licensing) licensing business. QUALCOMM Incorporated includes QTL and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of QUALCOMM Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including QCT. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patents are licensed by QUALCOMM Incorporated.
Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121.

RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risk factors related to our business and operations described in our Annual Report on Form 10-K for the fiscal year ended September 29, 2024 under the heading “Risk Factors,” which are incorporated by reference in this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. See “Where You Can Find More Information” in this prospectus. The risks and uncertainties described in these documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. In that case, the trading price of our common stock or other securities could decline.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act and the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “would” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus and the information incorporated or deemed to be incorporated herein and therein by reference. Additionally, statements concerning future matters such as our future business, prospects, results of operations or financial condition; research and development or technology investments; new or enhanced products, services or technologies; emerging industries or business models; design wins or product launches; industry, market or technology trends, dynamics or transitions; our expectations regarding future demand or supply conditions; strategic investments or acquisitions, and the anticipated timing or benefits thereof; legal or regulatory matters; U.S./China trade or national security tensions; vertical integration by our customers; competition; annual effective tax rates; and other statements regarding matters that are not historical are also forward-looking statements.
Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks we face, which are more fully described under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended September 29, 2024, which is incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier handset devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities.
Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include possible future stock repurchases, payment of dividends, repayments of indebtedness, business acquisitions or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of QUALCOMM Incorporated. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities may be issued under the Indenture dated May 20, 2015 (the “indenture”), between QUALCOMM Incorporated and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, or may be issued under another indenture to be entered into between us and the trustee named in the prospectus supplement. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement on Form S-3 of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of QUALCOMM Incorporated and:
•
may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•
may be issued in one or more series with the same or various maturities;

•
may be issued at a price of 100% of their principal amount or at a premium or discount;

•
may be issued in registered or bearer form and certificated or uncertificated form; and

•
may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•
the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

•
the price or prices of the debt securities of the series;

•
any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•
the date or dates on which the principal and any premium with respect to the debt securities of the series are payable;

•
the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the person to whom any interest on a debt security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

•
the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

•
the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•
whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•
if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

•
the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•
if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

•
if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•
if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•
any changes or additions to the provisions of the indenture dealing with defeasance;

•
if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•
the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

•
any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•
if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•
any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

•
the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•
the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•
the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•
with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•
any provisions granting special rights to holders when a specified event occurs;

•
any guarantor or co-issuer; and

•
any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•
securities in bearer form;

•
debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•
debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•
debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

•
variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium, if any, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•
any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•
the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•
any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “— Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
•
as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

•
as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•
as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:
•
failure to pay interest on the debt securities of that series within 30 days of the due date;

•
default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•
failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

•
failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•
certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•
such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•
the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Amendment
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
•
make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•
reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security (including the impairment of the right of any holder of any debt security to receive payment of principal of and interest on such holder’s debt security);

•
make any debt security payable in money or securities other than that stated in such debt security;

•
make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•
impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•
in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities);

•
change the provisions applicable to the redemption of any debt security;

•
except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance,” release any security or guarantee that may have been granted with respect to the debt securities; or

•
waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
•
to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•
to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•
to conform any provision in the indenture to the “Description of Notes” included in the applicable prospectus supplement;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect, in any material respect, the interests of any holders of debt securities of any series;

•
to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as then in effect;

•
to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal; to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•
to add guarantees with respect to the debt securities or to secure the debt securities;

•
to make any change that does not adversely affect the rights of any holder in any material respect;

•
to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•
to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not QUALCOMM Incorporated, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not QUALCOMM Incorporated, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, QUALCOMM Incorporated under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our certificate of incorporation relating to our preferred stock.
We have 8,000,000 shares of preferred stock authorized for issuance in one or more series, at a par value of $0.0001 per share. As of November 4, 2024, no shares of preferred stock were outstanding.
Pursuant to Delaware law and our certificate of incorporation, as amended, our board of directors has the authority to provide, by filing a certificate pursuant to the Delaware General Corporation Law, for the issuance of shares of preferred stock, in one or more classes or series, and to fix the designation, powers, preferences, rights and limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock.
The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description.
General
•
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

•
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

•
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following description of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our certificate of incorporation relating to our common stock.
We have 6,000,000,000 shares of common stock authorized for issuance, at a par value of $0.0001 per share. As of November 4, 2024, there were approximately 1,111,000,000 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each one share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Qualcomm, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.
Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares or other securities. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:
•
the title of such warrants;

•
the offering price for such warrants, if any;

•
the aggregate number of such warrants;

•
the designation and terms of the securities purchasable upon exercise of such warrants;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of common stock, preferred stock, depositary shares or units purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•
whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of such warrants, if any;

•
the redemption or call provisions, if any, applicable to such warrants; and

•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We or selling securityholders may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•
through agents;

•
to or through underwriters;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
through brokers or dealers;

•
directly by us or selling securityholders to purchasers, including through a specific bidding, auction or other process; or

•
through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions;

•
transactions in which the broker-dealer solicits purchasers; or

•
privately negotiated transactions.

The securities covered by this prospectus may be sold:
•
on a national securities exchange;

•
in the over-the-counter market; or

•
in transactions other than on an exchange or in the over-the-counter market, or in combination.

In addition, we or selling securityholders may sell any securities covered by this prospectus in private transactions or pursuant to other exemptions from registration under the Securities Act rather than pursuant to this prospectus.
We or selling securityholders may sell offered securities through agents designated by us or selling securityholders from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us or selling securityholders to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive compensation from us or selling securityholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, selling securityholders or from purchasers of the securities for whom they act as agents.
Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or compensation from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf who participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed that will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates from time to time.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. We maintain a website at https://investor.qualcomm.com where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement. Reference to our website is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below and (ii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings of all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K, or corresponding information furnished under item 9.01 or included as an exhibit):
•
our Annual Report on Form 10-K for the fiscal year ended September 29, 2024; and

•
the description of our common stock contained in Exhibit 4.15 of our Annual Report on Form 10-K for the fiscal year ended September 29, 2019, including any amendment or report updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:
QUALCOMM Incorporated
Attention: Investor Relations
5775 Morehouse Drive
San Diego, California 92121-1714
Telephone: (858) 587-1121

$1,500,000,000
QUALCOMM Incorporated
$500,000,000 4.500% Notes due 2030
$400,000,000 4.750% Notes due 2032
$600,000,000 5.000% Notes due 2035

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan	BofA Securities	Barclays
Goldman Sachs & Co. LLC	Morgan Stanley
BNP PARIBAS	Citigroup	Credit Agricole CIB	Deutsche Bank Securities
Loop Capital Markets	Mizuho	SMBC Nikko	TD Securities	US Bancorp
Co-Managers
Academy Securities	Blaylock Van, LLC	Telsey Advisory Group

May 19, 2025